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                                                                   EXHIBIT 23.10

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Sweet, Schatz & Lewis, Inc.:

     We consent to the use of our report on the financial statements of Sweet, Schatz & Lewis, Inc. (d/b/a Total Availability Service, Inc.) as of March 31, 1998 and for the year then ended, included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                          /s/ KPMG LLP
                                          --------------------------------------

St. Petersburg, Florida
April 14, 2000